UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Northpointe Plaza, Spokane, Washington

On May 28, 2004, we purchased an existing shopping center known as Northpointe Plaza, containing 378,890 gross leasable square feet. The center is located at 10100 N. Newport Highway in Spokane, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $56,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $148 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Safeway, Best Buy and Gart Sports, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Safeway	47,000	12	7.82	11/90	10/10

Best Buy	45,000	12	7.56	10/01	10/16

Gart Sports	45,658	12	11.56	09/98	01/13

For federal income tax purposes, the depreciable basis in this property will be approximately $42,100,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Northpointe Plaza was built between 1991 to 1993. As of May 1, 2004, this property was 99% occupied, with a total 374,148 square feet leased to thirty-one tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Radio Shack	2,764	08/05	34,550	12.50
Payless Shoes	2,992	11/05	52,659	17.60
TJ Maxx	24,894	01/06	186,705	7.50
Sally Beauty Supplies	1,778	03/06	25,106	14.12
Corral West	7,560	03/06	64,260	8.50
Great Clips	1,600	05/06	27,920	17.45
Mother Cupboard	1,600	05/06	25,600	16.00
Washington Mutual	4,500	06/06	82,404	18.31
Fashion Bug	9,000	01/07	81,000	9.00
Pier One Imports	10,000	06/07	144,600	14.46
Foxy Nail	1,840	10/07	33,180	18.03
Payday Plus	1,250	06/08	26,400	21.12
Mark Webb	1,500	01/09	25,500	17.00
America's Best	4,500	03/09	72,000	16.00
Hollywood Video	7,500	08/09	141,450	18.86
Bath & Body Works	2,363	01/10	42,888	18.15
Safeway	47,000	10/10	367,386	7.82
Safeway Gas Bar	5,032	01/11	98,000	19.48
Marks Hallmark	5,026	01/11	75,390	15.00
Mail Boxes, Etc.	1,600	07/11	26,400	16.50
Red Robin Restaurant	6,469	11/11	87,808	13.57
Taco Bell	3,000	05/12	54,996	18.33
Gart Sports	45,658	01/13	527,592	11.56
Country Buffet	10,172	01/13	140,373	13.80
Azteca Restaurant	5,275	04/13	87,860	16.66
Staples	25,540	07/13	305,793	11.97
PetSmart	26,175	08/13	376,396	14.38
Linens 'N Things	36,554	09/15	448,517	12.27
Best Buy	45,000	10/16	340,000	7.56
Borders	22,631	01/18	178,785	7.90
Applebees	5,000	04/27	66,999	13.40

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Watauga Pavilion, Watauga, Texas

On May 21, 2004, we purchased a newly constructed shopping center known as Watauga Pavilion, containing 205,740 gross leasable square feet. The center is located at 7600-7620 Denton Highway in Watauga, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,700,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $173 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Oshman's and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Oshman's Sporting Goods	33,000	16	10.50	03/04	01/14

Bed, Bath & Beyond	24,573	12	7.50	12/03	11/13

For federal income tax purposes, the depreciable basis in this property will be approximately $26,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Watauga Pavilion was built during 2003 to 2004. As of May 1, 2004, this property was 63% occupied, with a total 130,484 square feet leased to eleven tenants and an additional 62,228 square feet leased to three tenants with lease commencement dates between April and May 2004. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Cool Cuts 4 Kids	1,212	10/08	25,452	21.00
Beauty Brands	6,300	12/08	138,600	22.00
Mattress Giant	5,000	12/08	110,000	22.00
Sprint	2,738	12/08	60,236	22.00
EB Games	1,500	12/08	34,500	23.00
Pier One Imports	9,359	11/13	161,256	17.23
Bed, Bath & Beyond	24,573	11/13	184,298	7.50
Oshman's	33,000	01/14	346,500	10.50
Half Price Books	9,600	02/14	115,200	12.00
Cost Plus World Market	18,120	02/14	240,090	13.25
PetSmart	19,082	02/19	198,453	10.40

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Eastwood Towne Center, Lansing, Michigan

On May 13, 2004, we purchased an existing shopping center known as Eastwood Towne Center, containing 334,454 gross leasable square feet. The center is located at 3003 Preyde Boulevard in Lansing, Michigan.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $85,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $254 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Dick's Sporting Goods, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Dick's Sporting Goods	45,000	13	10.00	09/02	01/18

For federal income tax purposes, the depreciable basis in this property will be approximately $63,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eastwood Towne Center was built in 2002. As of May 1, 2004, this property was 95% occupied, with a total 319,082 square feet leased to sixty tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

State Employee Credit Union	2,120	09/07	74,200	35.00
Panchero's	2,409	09/07	52,998	22.00
Claire's	1,200	09/07	38,400	32.00
Sprint PCS	1,089	09/07	43,560	40.00
Fabiano's Candies	1,090	09/07	27,250	25.00
Electronics Boutique	1,148	01/08	45,920	40.00
Hallmark	4,500	02/08	94,500	21.00
Star Image Photography	825	07/08	28,875	35.00
See Candies	1,200	09/09	42,000	35.00
Banana Republic	7,000	09/10	105,000	15.00
The Gap (storage)	300	09/10	4,500	15.00
Maggie Moo's	1,105	10/10	44,200	40.00
Beauty First	3,388	10/10	84,700	25.00
Old Thyme Herbs	1,000	09/12	38,000	38.00
Mall Office	1,000	09/12	20,000	20.00
The Gap	7,526	09/12	120,416	16.00
Pier 1 Imports	9,992	09/12	199,840	20.00
White House Black Market	1,850	09/12	61,050	33.00
Ritz Camera	1,500	09/12	37,500	25.00
Police Sub-Station	1,220	09/12	N/A	N/A
Johnny Rockets	2,592	09/12	85,536	33.00
Oneida	4,000	09/12	90,000	22.50
Claddagh Pub	7,212	09/12	137,701	19.09
Forever 21	6,838	09/12	143,598	21.00
Casual Corner	6,019	09/12	150,475	25.00
Treehouse	4,716	10/12	113,184	24.00
Mitchell's Fish Market	7,264	11/12	183,416	25.25
Coldwater Creek	6,000	11/12	150,000	25.00
J. Crew	6,000	01/13	144,000	24.00
Guess	5,000	01/13	125,000	25.00
Express	8,000	01/13	192,000	24.00
Victoria's Secret	6,500	01/13	156,000	24.00
DSW Shoe Warehouse	25,000	01/13	300,000	12.00
Jos A. Banks	4,500	01/13	121,500	27.00
American Eagle	5,400	01/13	129,600	24.00
Ann Taylor Loft	5,280	01/13	132,000	25.00
Bath & Body	3,360	01/13	80,640	24.00
Yankee Candle	2,500	01/13	75,000	30.00
Subway	1,729	01/13	56,192	32.50
Children's Place	4,526	01/13	117,676	26.00
Aeropostal	3,970	01/13	86,400	21.76
Starbuck's	1,440	02/13	50,400	35.00
Lane Bryant	5,390	02/13	140,140	26.00
McAlister's Deli	3,311	02/13	79,464	24.00
Christopher & Banks	3,000	03/13	105,000	35.00
April Cornell	2,250	04/13	76,500	34.00
Venetian Nails	1,376	04/13	48,160	35.00
Mother's Work	2,685	06/13	93,975	35.00
Limited Too	3,980	09/13	91,540	23.00
Capitol Fur	1,157	10/13	30,082	26.00
Hampton Jewelers	2,163	10/13	43,260	20.00
Smoky Bones	7,000	10/13	110,000	15.71
Talbots	4,800	01/14	112,800	23.50
Wlliams Sonoma	5,500	09/14	121,000	22.00
Pottery Barn	10,500	09/14	231,000	22.00
Brio/Bravo	7,134	09/17	190,000	26.63
Dick's Sporting Goods	45,000	01/18	450,000	10.00
Borders (Schuler Books)	24,418	01/18	439,524	18.00
CoAmerica	3,310	10/18	125,000	37.76
Max & Erma's	6,800	09/19	202,000	29.71
PF Changs (ground lease)	-	11/12	60,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 7. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By: /s/ Lori J. Foust

Name: Lori J. Foust
Title: Principal Accounting Officer

Date: June 8, 2004